FORM OF
                               TANAKA FUNDS, INC.
                        ADMINISTRATIVE SERVICES AGREEMENT



     AGREEMENT (the "Agreement")  dated as of December ____ 1998, between TANAKA
Funds,  Inc.  (the  "Corporation"),   a  Maryland  corporation,  and  AmeriPrime
Financial Services, Inc. (the "Administrator"), a Texas corporation.

     WHEREAS, the Corporation has been organized to operate as an open-end management investment company registered under the Investment Company Act of 1940 (the "Act"); and

     WHEREAS, the Corporation wishes to avail itself of the information, advice, assistance and facilities of the Administrator to perform on behalf of the Corporation the services as hereinafter described; and

     WHEREAS,   the  Administrator  wishes  to  provide  such  services  to  the
Corporation under the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Corporation and the Administrator agree as follows:

     1. Appointment. The Corporation, being duly authorized, hereby employs the Administrator to perform those services described in this Agreement. The
Administrator shall perform the obligations thereof upon the terms and conditions hereinafter set forth. Any administrative services undertaken by the Administrator pursuant to this Agreement, as well as any other activities undertaken by the Administrator on behalf of the Corporation pursuant hereto, shall at all times be subject to any directives of the Board of Directors of the Corporation.

     2. Representations and Warranties of AmeriPrime.

     (a) no legal or administrative proceedings have been instituted or threatened against AmeriPrime that would impair its ability to perform its duties and obligations under this Agreement; and

     (b) AmeriPrime's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of AmeriPrime or any law or regulation applicable to AmeriPrime.

     3. Corporation Administration. The Administrator shall give the Corporation the benefit of its best judgment, efforts and facilities in rendering its services as administrator. The Administrator shall at all times conform to: (i) all applicable provisions of the Act and any rules and regulations adopted thereunder, (ii) the provisions of the Registration Statement of the Corporation under the Securities Act of 1933 and the Act as amended from time to time, (iii) the provisions of the Articles of Incorporation and the By-Laws of the Corporation, and (iv) any other applicable provisions of state and federal law.

     Subject to the direction and control of the Corporation, the Administrator shall supervise the Corporation's business affairs not otherwise supervised by other agents of the Corporation. To the extent not otherwise the primary responsibility of, or provided by, other parties under agreement with the Corporation, the Administrator shall supply (i) non-investment related statistical and research data, (ii) internal regulatory compliance services, and
(iii) executive and administrative services. The Administrator shall supervise the preparation of (i) tax returns, (ii) reports to shareholders of the Corporation, (iii) reports to and filings with the Securities and Exchange Commission, state securities commissions and Blue Sky authorities including preliminary and definitive proxy materials and post-effective amendments to the Corporation's registration statement, and (iv) necessary materials for meetings of the Corporation's Board of Directors. The Administrator shall provide personnel to serve as officers of the Corporation if so elected by the Board of Directors; provided, however, that the Corporation shall reimburse the Administrator for the expenses incurred by such personnel in attending Board of Directors' meetings and shareholders' meetings of the Corporation. Executive and administrative services include, but are not limited to, the coordination of all third parties furnishing services to the Corporation, review of the books and records of the Corporation maintained by such third parties, and the review and submission to the officers of the Corporation for their approval, of invoices or other requests for payment of Corporation expenses; and such other action with respect to the Corporation as may be necessary in the opinion of the Administrator to perform its duties hereunder.

     4. Record Keeping and Other Information. The Administrator shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Corporation. Where applicable, such records shall be maintained by the Administrator for the periods and in the places required by Rule 31a-2 under the Act.

     5. Audit, Inspection and Visitation. The Administrator shall make available to the Corporation during regular business hours all records and other data created and maintained pursuant to the foregoing provisions of this Agreement for reasonable audit and inspection by the Corporation or any regulatory agency having authority over the Corporation.

     6. Compensation. For the performance of the Administrator's obligations under this Agreement, each series of the Corporation shall pay the Administrator, on the first business day following the end of each month, a fee as set out in the fee schedule attached hereto as Exhibit A. In addition, the Corporation shall reimburse the Administrator for reasonable out-of-pocket expenses incurred on behalf of the Corporation and for reasonable expenses related to personnel of the Administrator attending Corporation meetings. The Administrator shall not be required to reimburse the Corporation or the Corporation's investment adviser for (or have deducted from its fees) any expenses in excess of expense limitations imposed by certain state securities commissions having jurisdiction over the Corporation.

     7. Limitation of Liability. Administrator may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the Act or the rules thereunder, neither Administrator nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof (collectively, the "Administrator's Employees") shall be subject to any liability for, or any damages, expenses or losses incurred by the Corporation in connection with, any error of judgment, mistake of law, any act or omission in connection with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Administrator under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Administrator under this Agreement. Any person, even though also a director, officer, employee, shareholder or agent of the Administrator, who may be or become an officer, director, employee or agent of the Corporation, shall be deemed, when rendering services to the Corporation or acting on any business of the Corporation (other than services or business in connection with the Administrator's duties hereunder), to be rendering such services to or acting solely for the Corporation and not as a director, officer, employee, shareholder or agent, or one under the control or direction of the Administrator, even though paid by it.

     8. Indemnification. (a) Subject to and except as otherwise provided in the Securities Act of 1933, as amended (the "1933 Act"), and the Act, the Corporation shall indemnify Administrator and each of Administrator's Employees (hereinafter collectively referred to as a "Covered Person") against all liabilities, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while serving as the administrator for the Corporation or as one of Administrator's Employees, or, thereafter, by reason of being or having been the administrator for the Corporation or one of Administrator's Employees, including, but not limited to, liabilities arising due to any misrepresentation or misstatement in any of the Corporation's prospectuses, other regulatory filings, and amendments thereto, or in other documents originating from the Corporation; provided, however, that this indemnity agreement shall not apply to any liabilities arising due to any misrepresentation or misstatements in any of the Corporation's prospectuses, other regulatory filings or amendments thereto made in reliance upon information furnished to the Corporation by the
Administrator. In no case shall a Covered Person be indemnified against any liability to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of such Covered Person.

     (b) Subject to and except as otherwise provided in the Act and the 1933 Act, the Administrator shall indemnify the Corporation and its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof (hereafter collectively referred to as a "Covered Person of the Corporation") against all liabilities, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person of the Corporation in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person of the Corporation may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, including, but not limited to, liabilities arising due to any misrepresentation or misstatement in any of the Corporation's prospectuses, other regulatory filings, and amendments thereto, or in other documents originating from the Corporation made in reliance upon information furnished

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

by the Administrator to the Corporation. In no case shall a Covered Person of the Corporation be indemnified against any liability to which such Covered
Person of the Corporation would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of such Covered Person of the Corporation.

     9. Services for Others. Nothing in this Agreement shall prevent the Administrator or any affiliated person of the Administrator from providing services for any other person, firm or corporation, including other investment companies; provided, however, that the Administrator expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Corporation under this Agreement.

     10. Compliance with the Act. The parties hereto acknowledge and agree that nothing contained herein shall be construed to require the Administrator to perform any services for any series of the Corporation which services could cause the Administrator to be deemed an "investment adviser" within the meaning of Section 2(a)(20) of the Act or to supersede or contravene the Prospectus or Statement of Additional Information of any series of the Corporation or any provisions of the Act and the rules thereunder.

     11. Effectiveness, Duration, Termination and Assignment. (a) This Agreement shall be effective on the date first above written, shall continue in effect for two years from that date and shall continue from year to year thereafter, but only so long as such continuance is approved by a vote of a majority of the directors of the Corporation who are not parties to this Agreement or interested persons (as defined in the Act) of any such party, and by a vote of a majority of the Corporation's Board of Directors or a majority of the Corporation's outstanding voting securities.

     (b) This Agreement may be terminated at any time, without the payment of any penalty (i) by the Board on 60 days' written notice to the Administrator or
(ii) by the Administrator on 60 days' written notice to the Corporation.

     (c) This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by either the Administrator or the Corporation except by the specific written consent of the other party. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     12. Limitation of Director and Shareholder Liability. It is expressly agreed that the obligations of the Corporation hereunder shall not be binding upon any of the directors, shareholders, nominees, officers, agent or employees of the Corporation, personally, but bind only the property of the Corporation. The execution and delivery of this Agreement have been authorized by the Board of Directors of the Corporation and signed by an officer of the Corporation, acting as such, and neither such authorization by the Board of Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Corporation.

     13. Miscellaneous. (a) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     (b) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

     (c)  The  captions  and  headings  in  this   Agreement  are  included  for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (d) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

     (e) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

     (f) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

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

     (g) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     (h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

     (i) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each series of the Corporation are separate and distinct from the assets and liabilities of each other series and that no series shall be liable or shall be charged for any debt, obligation or liability of any other series, whether arising under this Agreement or otherwise.

     (j) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.



     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                       TANAKA Funds Inc.



                                       By:
                                           -------------------------------
                                       Its:  President



                                       AmeriPrime Financial Services, Inc.



                                       By:
                                           -------------------------------
                                       Its:  President



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


                                    EXHIBIT A
                                   ----------
                        ADMINISTRATIVE SERVICES AGREEMENT
                        ---------------------------------

                              Monthly Fee Schedule*


         Average Value of Daily Net Assets                  Annual Rate
         ---------------------------------                  -----------
         Under Fifty Million Dollars                          0.10%
         Fifty to One Hundred Million Dollars                 0.075%
         Over One Hundred Million Dollars                     0.050%

         * Subject to a minimum fee of $2,500 per month for each series.


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